UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2018

           Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Tapestry, Inc. (the “Company”) held on November 8, 2018, the Company’s stockholders, upon the recommendation of the Board of Directors (the “Board”), approved the Tapestry, Inc. 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan”), which was previously adopted by the Board, subject to approval by the Company’s stockholders. The 2018 Stock Incentive Plan will replace Company’s prior plan, the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 29, 2018) (the “2010 Incentive Plan”).  The 2018 Stock Incentive Plan will not affect awards outstanding under the 2010 Stock Incentive Plan, which will remain outstanding in accordance with their terms; however, no further grants will be made under the 2010 Stock Incentive Plan. The 2018 Stock Incentive Plan will expire on September 19, 2028.  The 2018 Stock Incentive Plan (i) authorizes 23,998,639 shares of Tapestry’s common stock for issuance, consisting of 10,500,000 new shares and 13,498,639 shares previously reserved under the 2010 Incentive Plan that are not subject to outstanding awards, (ii) provides that any equity-based awards granted to any outside director under the 2018 Stock Incentive Plan in respect of any fiscal year of the Company, plus any cash based compensation granted to any outside director under the 2018 Stock Incentive Plan or otherwise in respect of any fiscal year of the Company in each case, solely with respect to his or her service on the Board may not exceed $800,000 based on the aggregate fair market value of any equity awards plus the aggregate value of any cash based compensation, and (iii) in light of the repeal of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), eliminates certain provisions intended to satisfy the performance-based compensation of 162(m) that remain in the 2010 Incentive Plan.

A more detailed summary of the 2018 Stock Incentive Plan and can be found in the Company’s Proxy Statement for the 2018 Annual Meeting filed with the U.S. Securities and Exchange Commission on September 28, 2018 (the “Proxy Statement”). The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the 2018 Stock Incentive Plan and are qualified by reference to the text of the 2018 Stock Incentive Plan, which is filed as Appendix B to the Proxy Statement and incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 29, 2018, which was filed with the SEC on November 8, 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 8, 2018, the Company held its 2018 Annual Meeting of Stockholders.  Stockholders were asked to vote with respect to four proposals.  A total of 259,149,270 votes were cast as follows:

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his/her respective name.  In addition, there were 24,014,869 broker non-votes for each candidate with respect to this proposal.

Name	Votes For	Votes Against	Votes Abstaining
Darrell Cavens	233,118,011	1,296,703	719,687
David Denton	233,734,590	678,302	721,509
Anne Gates	233,098,413	1,316,720	719,268
Andrea Guerra	233,741,432	673,688	719,281
Susan Kropf	229,516,386	4,895,519	722,496
Annabelle Yu Long	232,566,440	1,848,015	719,946
Victor Luis	233,500,636	908,175	725,590
Ivan Menezes	231,040,541	3,369,055	724,805
Jide Zeitlin	230,754,912	3,653,829	725,660

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
253,778,954	4,543,005	827,311	0

Proposal Number 3 – Approval, on a non-binding advisory basis, of the Company’s executive compensation as disclosed in the Proxy Statement for the 2018 Annual Meeting:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
227,242,975	6,134,155	1,757,271	24,014,869

Proposal Number 4 – Approval of the Tapestry, Inc. 2018 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
201,884,754	32,515,070	734,577	24,014,869

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 8, 2018

Tapestry, Inc.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer, Chief Legal Officer & Secretary